Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For

Tender of Common Shares

(Including the Associated Preferred Stock Purchase Rights)

of

Performance Shipping Inc.

Pursuant to the Offer to Purchase

dated October 11, 2023

by

Sphinx Investment Corp.

(not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 p.m., NEW YORK CITY TIME, ON NOVEMBER 8, 2023, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE and Time”).

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates representing common shares, par value $0.01 per share (the “Common Shares”), of Performance Shipping Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”) (including the associated preferred stock purchase rights (the “Rights”, and together with the Common Shares, the “Shares”) issued pursuant to the Stockholders’ Rights Agreement, dated as of December 20, 2021, between the Company and Computershare Inc. as Rights Agent, as it may be amended from time to time), or (if certificates have been issued in respect of the Rights prior to the Expiration Date and Time) certificates representing the associated Rights, are not immediately available, (ii) the procedures for book-entry transfer described in Section 2 of the Offer to Purchase (as defined below) cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Tender Offer Agent”) prior to the Expiration Date and Time. This Notice of Guaranteed Delivery may be delivered by hand, or may be transmitted by facsimile transmission or mail, to the Tender Offer Agent at the addresses and facsimile number set forth below. See Section 2 of the Offer to Purchase.

INSOFAR AS WE ARE AWARE BASED ON THE COMPANY’S CURRENT DISCLOSURES, THE RIGHTS ARE PRESENTLY EVIDENCED BY THE CERTIFICATES FOR THE COMMON SHARES AND ARE NOT REPRESENTED BY SEPARATE CERTIFICATES. HOWEVER, IN THE FUTURE THE COMPANY MAY ISSUE SEPARATE CERTIFICATES REPRESENTING THE RIGHTS. UNLESS AND UNTIL ANY SUCH SEPARATE CERTIFICATES REPRESENTING RIGHTS ARE ISSUED, A TENDER BY A SHAREHOLDER OF SUCH SHAREHOLDER’S COMMON SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. FROM AND AFTER SUCH TIME AS ANY SEPARATE CERTIFICATES REPRESENTING RIGHTS HAVE BEEN ISSUED, A SHAREHOLDER WILL ALSO BE REQUIRED TO TENDER SUCH CERTIFICATES REPRESENTING THE RIGHTS ALONGSIDE THE TENDER BY SUCH SHAREHOLDER OF SUCH SHAREHOLDER’S COMMON SHARES IN ORDER FOR SUCH TENDER TO BE VALID. UNLESS SPECIFICALLY STATED OTHERWISE, ALL REFERENCES IN THIS NOTICE OF GUARANTEED DELIVERY TO “SHARES” SHALL INCLUDE BOTH COMMON SHARES AND THE RIGHTS.

The Tender Offer Agent for the Offer is:

Continental Stock Transfer & Trust Company

By Mail or Overnight Courier:	By Facsimile Transmission (for eligible institutions only):
Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 Attention: Corporate Actions Department	212-616-7610 Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 Attention: Corporate Actions Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE TENDER OFFER AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Tender Offer Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Tender Offer Agent within the time period specified herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Sphinx Investment Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Offeror”), pursuant to the Offeror’s offer to purchase all of the issued and outstanding Shares of the Company for $3.00 per Share in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 11, 2023 as it may be amended or supplemented (the “Offer to Purchase”) and in this Notice of Guaranteed Delivery and the related Letter of Transmittal (which three documents, including any amendments or supplements hereto or thereto, collectively constitute the “Offer”), receipt of all of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Number of Shares Being Tendered:______________________

Certificate No(s) (if available): _________________________

☐	Check here if Shares will be tendered by book entry transfer.

DTC Account Number:_______________________________

Date:_____________________________________________

Name(s) of Record Holder(s):

__________________________________________________________________________________

(Please type or print)

Address(es) of Record Holder(s):

__________________________________________________________________________________

__________________________________________________________________________________

(Include Zip Code)

Area Code and Tel. No. of Record Holder(s): _____________________________________________________________

(Daytime telephone number)

Signature(s): ______________________________________________________________________

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to Be Used for Signature Guarantee)

The undersigned, a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Exchange Act (each, an “Eligible Institution”), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Tender Offer Agent, at its address set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Tender Offer Agent’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, within two (2) Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:_______________________________________________________________

Authorized Signature: _________________________________________________________

Name (Please Type or Print): ___________________________________________________

Title: ______________________________________________________________________

Address: ___________________________________________________________________

Zip Code: __________________________________________________________________

Telephone No.: ____________________________________________________________________

Date: _____________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DO NOT DELIVER ANY DOCUMENTS TO THE OFFEROR, MARYPORT NAVIGATION CORP. (“MARYPORT”), GEORGE ECONOMOU, THE INFORMATION AGENT OR The Depository Trust Company (“DTC”). DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OR ANY OTHER REQUIRED DOCUMENTS TO THE OFFEROR, MARYPORT, GEORGE ECONOMOU, THE INFORMATION AGENT OR DTC DOES NOT CONSTITUTE A VALID TENDER.